SECOND AMENDMENT TO

WORLD WRESTLING ENTERTAINMENT, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the stockholders of World Wrestling Entertainment, Inc., a Delaware corporation with its principal office at 1241 East Main Street, Stamford, Connecticut 06902 (the “Company”), approved the World Wrestling Entertainment, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) at their April 27, 2012 Annual Meeting; and

WHEREAS, the Company’s Board of Directors (the “Board”) has the power to amend the Plan pursuant to Plan Section 19(a); and

WHEREAS, at a meeting held on January 27, 2022, the Board approved the amendment and restatement of Section 25 of the Plan to extend the term of the Plan;

NOW THEREFORE, effective January 27, 2022, the Plan is hereby amended as follows.

1.

Section 25. TERM OF PLAN shall be amended and restated to read as follows:

25. TERM OF PLAN. The Plan shall become effective upon its approval by the stockholders of the Company (the “Effective Date”).  The Plan shall continue in effect until the earlier to occur of (a) the termination of the Plan pursuant to Section 19 or (b) issuance of all of the shares of Common Stock reserved for issuance under the Plan.

2.	Except as and to the extent expressly provided herein, no terms or conditions of the Plan are affected hereby, and each term and condition as amended hereby shall remain in full force and effect.